Press Release

Weida Communications Appoints CFO

NEWTOWN, Pa., Sept. 15, 2005 (PRIMEZONE) -- Weida Communications, Inc. (Other OTC:WDAC), a U.S. company providing satellite communications services throughout China, today announced that Richard J. Szekelyi, CPA, has been appointed chief financial officer (CFO).

Szekelyi most recently owned and managed Navigent Group, a business and financial management company providing business, financial and tax management, acquisition, and capital transaction services.

Commenting on Szekelyi's appointment, Chris Lennon, president and CEO of Weida Communications, said, "During the last 30 years, Rick has developed a diverse background that includes commercial and investment banking, public accounting, financial consulting, senior and operational management, as well as extensive acquisition experience. These skills will be of great value to Weida as it strengthens its financial position and moves forward with its growth plan."

Lennon noted that as vice president for BancOhio National Bank's Lakeshore Region early in his career and later as director of Arthur Young's Entrepreneurial Service Group, managing director of Meaden & Moore's Cleveland Office and founder of Navigent Group, Szekelyi's focus has been on advising new businesses on a variety transactions and challenges. These have included acquisitions and divestitures, obtaining capital for growth, financial restructurings, business start-ups, crisis management and turnarounds, business valuations, and advising and implementation of effective financial and business management systems, controls and practices.

A graduate of Ohio State University, Szekelyi holds a Master of Business Administration (MBA) degree from Xavier University and is a graduate of the Stonier School of Banking. He has taught various business courses at OSU, the University of Akron and Franklin University, and has published numerous articles and co-authored the book How to Start and Operate a Business in Ohio.

Szekelyi has served on the loan committees for public finance programs for the Cleveland Area Development Finance Corporation and the State of Ohio's Department of Finance and Development. He is currently a member of the American Institute of CPAs, the Ohio Society of CPAs, The Turnaround Management Association, and the Association of Certified Fraud Examiners.

About Weida Communications, Inc.

Weida Communications is a U.S company that provides data communication services via satellite to businesses and government agencies throughout China. The company participates in the fast-growing China telecom market through its majority profit-sharing interest in, and control of, the only wholly privately owned company in China holding a license for bi-directional VSAT (Very Small Aperture Terminal) satellite communications services. VSAT is an attractive telecommunications solution in China with its exploding demand for telecommunications, dense urban areas, and extensive mountainous terrain. For more information, visit the Weida Communications, Inc. Web site at http://www.weida.com/.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of the management of Weida Communications, Inc. (the company) only, and are subject to a number of risk factors and uncertainties, including but not limited to the company's immediate need for equity financing in order to continue operations and to consummate the acquisition of a legal ownership interest in Guangzhou Weida, limited operating history, Weida Communications' historical and likely future losses, uncertain regulatory landscape in the People's Republic of China, fluctuations in quarterly operating results, the company's reliance on the provision of VSAT-based communications services for the majority of its revenues, changes in technology and market requirements, decline in demand for the company's products, inability to timely develop and introduce new technologies, products and applications, difficulties or delays in absorbing and integrating acquired operations, products, technologies and personnel, loss of market share, and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those described therein. We undertake no obligation to update these forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting the company, refer to the company's reports filed from time to time with the Securities and Exchange Commission, including the information about risk factors provided in Item 1, "Business," in the company's annual report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on October 12, 2004.

CONTACT:

Weida Communications, Inc.

Chris Lennon

(267) 757-8774

clennon@weida.com